UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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BOB EVANS FARMS, INC.
(Name of Registrant as Specified In Its Charter)
_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bob Evans Farms Again Corrects the Record On the Company’s Good Faith Attempts to Work With Sandell Asset Management To Settle Proxy Fight

NEW ALBANY, Ohio – July 7, 2014 – Bob Evans Farms, Inc. (Nasdaq: BOBE) today provided the following information for stockholders to help ensure they are fully aware of the Company’s good faith efforts with respect to settlement discussions with Sandell Asset Management Corp. and its affiliates.

“Sandell today chose to issue a press release omitting details of both Sandell’s and the Company’s actual proposals to settle the proxy contest, which was initiated by Sandell,” said Steven A. Davis, Chairman and CEO of Bob Evans. “Sandell did not disclose that its latest proposal would have required, among other things, that two-thirds of the Board and its entire Finance Committee be comprised of either new directors or directors with only recent experience with the Company’s business operations, strategy and customers. Under Sandell’s, proposal, only two of the Board’s eleven independent directors would have had more than three years of experience with the Company. Additionally, Sandell demanded that the Company reimburse up to $2 million of Sandell’s expenses.”

The Board does not believe the Sandell proposal is in the best interests of all stockholders.  Moreover, stockholders should be aware that contrary to what Sandell says, the Board has continued to try to reach a constructive resolution to avoid a costly and divisive proxy contest.  Rather than responding in good faith to the Board’s latest proposal, Sandell simply issued a press release more telling in its omissions than its facts.  As disclosed in June, the Board proposed to Sandell to name two of Sandell’s nominees to the Board and to have them join the Finance Committee, which would be charged with undertaking a full review of the Company's strategy. However, Sandell rejected this offer, proposing instead that the Company not only name four of the Sandell director nominees to the Board, but also require that the Board, without any further review, commit to implement Sandell's full agenda, including all of Sandell's financial proposals.

On July 2, 2014, Sandell’s representatives contacted the Company’s representatives with an “exploding” settlement offer -- expiring at the time that the Company announces its fourth quarter results on July 8, 2014 -- that would result in two-thirds of the Board and all of the Finance Committee being comprised of directors who joined in 2014.  Under Sandell’s proposal, the Company would be required to add five director nominees selected solely by Sandell and three directors who joined the Board prior to 2014 would have to resign.  In addition, Sandell demanded that the Finance Committee consist solely of two Sandell nominees and two of the incumbent directors added to the Board in April.

In response, on July 3, 2014, the Company proposed a settlement that would result in three of Sandell’s nominees being added to the Board, such that, following the Annual Meeting, Sandell’s nominees would constitute one quarter of the Board. At that point, fully half of the Board, including a majority of the independent directors, would have been added to the Board this year, ensuring another fresh and independent review of Sandell’s proposals.  Additionally, as part of the settlement, the proposal included adding two Sandell nominees to the Finance Committee, replacing two directors who are retiring and are members of that Committee, resulting in a six person Finance Committee, half of which would have been new to the Board this year. Under this proposal, the Finance Committee would then be charged with reviewing and making recommendations to the full Board with respect to Sandell’s proposals, as well as other opportunities to enhance stockholder value, and would have the ability to retain an additional investment bank.  Furthermore, the reconstituted Board would consider whether to separate the positions of CEO and Chairman of the Board.

Davis concluded, “Mr. Sandell should focus on a constructive resolution rather than pursuing an expensive and divisive proxy campaign. The Company and its Board remains open to finding a settlement solution that is in the best interest of ALL stockholders.”

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 24, 2014), Bob Evans Restaurants owned and operated 562 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
 Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 26, 2013, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a preliminary proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise as of June 13, 2014, is set forth in the Company’s preliminary proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on June 26, 2014. Stockholders will be able to obtain, free of charge, copies of these documents, including the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

Contact:
Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954